Exhibit 10.14 ***Text Omitted and Filed Separately with the Securities and Exchange Commission. Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2. AMENDMENT NUMBER ONE TO PLATFORM LICENSE AGREEMENT This Amendment Number One to Platform License Agreement (this “Amendment No. 1 ”) is made by and between OMT, Inc. (“OMT ”), which has its principal place of business at 3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121, U.S.A., and WuXi Biologics (Hong Kong) Limited (“Licensee ”), which has its principal place of business at Suite 3701-10, 37F., Jardine Hse, 1 Connaught Place, Central, Hong Kong. OMT and Licensee may each be referred to herein as a “Party ” and collectively as the “Parties .” WHEREAS , OMT and WuXi AppTec Biopharmaceuticals Co., Ltd. (“WuXi ”), which has its principal place of business at 108 Meiliang Rd., Mashan, Wuxi, P.R. China, entered into the Platform License Agreement, effective on March 23, 2015 (the “Agreement ”); WHEREAS , pursuant to the Assignment and Assumption Agreement entered by and among the Parties and WuXi as of July 19, 2016, WuXi assigned the Agreement to Licensee; and WHEREAS , the Parties desire to amend certain terms of the Agreement in accordance with this Amendment No. 1, and this Amendment No. 1 shall be effective as of June 11, 2017 (the “Amendment No. 1 Effective Date ”). NOW T HEREFORE , for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties, intending to be legally bound, agree as follows: 1. All capitalized terms used in this Amendment No. 1 and not otherwise defined in this Amendment No. 1 shall have the meanings assigned to such terms in the Agreement. 2. Section 1.8 of the Agreement shall be deleted in its entirety and replaced with the following: “China Outlicensee ” means a third party that executes a China Outlicensing Agreement in accordance with Section 4.3(a) and that is authorized, including without limitation under a license or option grant and/or an appointment as distributor, under such China Outlicensing Agreement to use, develop, market, distribute, offer for sale, and/or sell an Antibody in China, and, upon execution and delivery of a China Plus Addendum, in the applicable China Plus Territory. ” 3. Section 1.10 of the Agreement shall be deleted in its entirety and replaced with the following: “Net Sales ” means the gross amounts invoiced by or for Licensee and/or any Outlicensee, as applicable, (each, a “ Selling Party ”) for the 1 US-DOCS\102805237.1102810702.2

disposition of a unit of Product to a third party end user (the “ Gross Sales Price ”), after deduction (if not already deducted in the amount invoiced) of the following expenses paid by the Selling Party for such Product that are each actually incurred and itemized on such invoice by the Selling Party: (i) freight, shipping, transportation and insurance costs; (ii) discounts, in reasonable amounts that are customary in the trade, that are actually given to buying groups, health care insurance carriers, chain pharmacies, mass merchandisers, staff model HMOs, pharmacy benefit managers, and other similar wholesalers and distributors, for quantity purchases and prompt payment; (iii) tax, including sales, use, turnover, excise, import and other taxes, customs or duties borne by the Selling Party imposed by a governmental agency on such disposition, and (iv) credits or allowances actually given or made with respect to a Product by reason of rejection, defects, recalls, returns, rebates, or uncollectable amounts ((i)-(iv) together, “ Permitted Deductions ”). A Selling Party shall not dispose of any Product for any consideration other than monetary consideration and on bona fide arm ’s length terms, without the prior written agreement of OMT and Licensee (that describes in reasonable detail the basis for calculation of Net Sales based on such a transaction). ” 4. Section 1.17 of the Agreement shall be deleted in its entirety and replaced with the following: “Outlicensing Agreements ” means China Outlicensing Agreements, Ex-China Outlicensing Agreements, and Territory Outlicensing Agreements.” 5. Section 1.18 of the Agreement shall be deleted in its entirety and replaced with the following: “Outlicensee(s) ” means a China Outlicensee(s), Ex-China Outlicensee(s), and/or Territory Outlicensee(s) .” 6. Section 1.20 of the Agreement shall be deleted in its entirety and replaced with the following: “Territory ” means worldwide. ” 7. A new Section 1.21 shall be added to the Agreement as follows: “1.21 Ex-China Outlicensee ” means a third party that executes an Ex-China Outlicensing Agreement in accordance with Section 4.3(b) and that is authorized, including without limitation under a license or option grant and/or an appointment as distributor, under such Ex-China Outlicensing Agreement to use, develop, market, distribute, offer for sale, and/or sell an Antibody outside of China (excluding any China Plus 2 US-DOCS\102805237.1102810702.2

Territory to the extent rights to such Antibody have been granted to a Third Party other than such Ex-China Outlicensee) .” 8. A new Section 1.22 shall be added to the Agreement as follows: “1.22 Territory Outlicensee ” means a third party that executes a Territory Outlicensing Agreement in accordance with Section 4.3(c) and that is authorized, including without limitation under a license or option grant and/or an appointment as distributor, under such Territory Outlicensing Agreement to use, develop, market, distribute, offer for sale, and/or sell an Antibody both in China and outside of China and the China Plus Territory.” 9. Section 4.2 of the Agreement shall be deleted in its entirety and replaced with the following: “(a) OMT and Licensee jointly own the Antibodies and any Products (including Products developed by an Outlicensee) and all intellectual property rights therein, including any patent rights (col lectively, “ Joint Rights ”), and each hereby makes (and will cause each of their respective Outlicensees to make, and, with respect to Licensee, will cause Approved Affiliates and its and their Approved Subcontractors to make) all assignments necessary to achieve the foregoing. Subject to compliance with all terms and conditions of this Agreement, OMT and Licensee hereby grant the other a non-exclusive, irrevocable, perpetual, worldwide, royalty-free, non-transferable (except in accordance with Section 11.2) right and license in and to the Joint Rights, in each case to the extent necessary to achieve such joint ownership and allow each party to exercise its rights hereunder. Each of OMT and Licensee shall, at the request of the other, execute all documents and do all other acts and things as may be reasonably required in order to vest fully and effectively in both OMT and Licensee, jointly, all rights in and to such Joint Rights. (b) Licensee shall have the right to file, prosecute, and maintain all patent rights in the Territory with respect to the Joint Rights (“ Joint Patent Rights ”), provided that Licensee may do the foregoing in an Outlicensee ’s name, provided such Outlicensee is at all times in compliance with the obligations of its Outlicensing Agreement. Licensee shall use (or, if applicable pursuant to the previous sentence, cause its Outlicensee to use) commercially reasonable efforts to so file, prosecute, and maintain such Joint Patent Rights. Licensee shall, at least fourteen (14) days prior to submission or within fourteen (14) days of receipt (as applicable), forward to OMT copies of any significant office actions, communications, and correspondence relating to the Joint Patent Rights (including any correspondence of applicable Outlicensees). OMT shall have the right to comment on and to discuss such prosecution and 3 US-DOCS\102805237.1102810702.2 maintenance activities with Licensee, and Licensee shall consider (and cause the applicable Outlicensees to consider) OMT ’s comments in good faith. ” 10. Section 4.3 of the Agreement shall be deleted in its entirety and replaced with the following: “Outlicensing . (a) China Outlicensing Agreement . Licensee may authorize, including without limitation under a license or option grant and/or an appointment as distributor, a third party to use, develop, market, distribute, offer for sale, and/or sell an Antibody in China (and, as applicable with respect to Existing Antibodies, the China Plus Territory) solely pursuant to an agreement that is consistent with the terms and conditions of this Agreement, including without limitation this Section 4.3(a), below (each such third party agreement, a “ China Outlicensing Agreement ”). Pursuant to a China Outlicensing Agreement, Licensee may distribute or otherwise transfer any Antibodies generated by or on behalf of Licensee to the applicable China Outlicensee using antigens selected by Licensee or such China Outlicensee. Licensee shall be responsible and liable for all actions and omissions of China Outlicensees in connection with such Antibodies. Licensee may provide any such resulting Antibodies to a China Outlicensee that is bound by a China Outlicensing Agreement. Additionally, Licensee may prov ide Existing Antibodies to a China Outlicensee that is bound by a written addendum to such China Outlicensing Agreement for use, development, and marketing in the China Plus Territory (a “ China Plus Addendum ,” which shall be deemed a part of the applicable China Outlicensing Agreement). Each China Outlicensing Agreement will include payment provisions that enable Licensee to comply with its obligations to make payments to OMT under this Agreement, and will prohibit the licensing, distribution, sale, offer for sale, use, or other transfer of any Antibody or Product outside of China (and, as applicable with respect to Existing Antibodies, the China Plus Territory) by or on behalf of the applicable China Outlicensee, and shall not grant any exclusive license o f any Antibody (except solely for use within China (and, as applicable with respect to Existing Antibodies, the China Plus Territory), where “use” includes development of and distribution of Products) without the prior written consent of OMT, except in each case to the extent such China Outlicensee is also an Ex-China Outlicensee with respect to the same Antibody or Product. (b) Ex- China Outlicensing Agreement . Licensee may authorize, including without limitation under a license or option grant and/or an appointment as distributor, a third party to use, develop, market, distribute, offer for sale, and/or sell an Antibody outside of China (and, as 4 US-DOCS\102805237.1102810702.2 applicable with respect to Existing Antibodies, the China Plus Territory) solely pursuant to an agreement that is consistent with the terms and conditions of this Agreement, including without limitation this Section 4.3(b), below (each such third party agreement, a “ Ex-China Outlicensing Agreement ”). Pursuant to an Ex-China Outlicensing Agreement, Licensee may distribute or otherwise transfer any Antibodies generated by or on behalf of Licensee to the applicable Ex-China Outlicensee using antigens selected by Licensee or such Ex-China Outlicensee. Licensee shall be responsible and liable for all actions and omissions of Ex-China Outlicensees in connection with such Antibodies. Each Ex-China Outlicensing Agreement will prohibit the licensing, distribution, sale, offer for sale, use, or other transfer of any Antibody or Product in and/or into China (and, as applicable with respect to Existing Antibodies, the China Plus Territory) by or on behalf of the applicable Ex-China Outlicensee, and shall not grant any exclusive license of any Antibody (except solely for use outside China (and, as applicable with respect to Existing Antibodies, the China Plus Territory), where “use” includes development of and distribution of Products) without the prior written consent of Licensee, except in each case to the extent such Ex-China Outlicensee is also a China Outlicensee with respect to the same Antibody or Product. (c) Territory Outlicensing Agreement . Licensee may authorize, including without limitation under a license or option grant and/or an appointment as distributor, a third party to use, develop, market, distribute, offer for sale, and/or sell an Antibody both in China and outside of China (and, as applicable with respect to Existing Antibodies, the China Plus Territory) solely pursuant to an agreement that is consistent with the terms and conditions of this Agreement, including without limitation this Section 4.3(c), below (each such third party agreement, a “ Territory Outlicensing Agreement ”). Pursuant to a Territory Outlicensing Agreement, Licensee may distribute or otherwise transfer any Antibodies generated by or on behalf of Licensee to the applicable Territory Outlicensee using antigens selected by Licensee or such Territory Outlicensee. Licensee shall be responsible and liable for all actions and omissions of Territory Outlicensees in connection with such Antibodies. (d) Licensee may not outlicense or otherwise provide rights in any Antibodies to any third party except for China Outlicensees pursuant to Section 4.3(a), Ex-China Outlicensees pursuant to Section 4.3(b), and/or Territory Outlicensees pursuant to Section 4.3(c). (e) Licensee shall make commercially reasonable efforts to and in good faith market and outlicense the Antibody; provided that, if Licensee does not outlicense any Antibody in accordance with the terms and conditions of Sections 4.3(a), (b), and (c) after using commercially reasonable efforts to do so, Licensee shall have the right to market and sell 5 US-DOCS\102805237.1102810702.2 such Antibody directly and/or through subcontractors, provided that the terms and conditions of Sections 4.3(a), (b), and (c) shall apply to Licensee mutatis mutandis as if Licensee were the applicable outlicensee. Notwithstanding the foregoing, if, within three (3) years after OMT and Licensee ’s filing of a patent application claiming an Antibody ’s sequence, an Ex-China Outlicensing Agreement or a Territory Outlicensing Agreement for such Antibody has not been executed, then OMT may seek to license the Antibody under an Ex-China Outlicensing Agreement or Territory Outlicensing Agreement subject to Licensee ’s approval of any such Ex-China Outlicensing Agreement or Territory Outlicensing Agreement. Such approval by Licensee must not be unreasonably withheld, delayed, or conditioned. It will not be deemed unreasonable for Licensee to withhold its approval if such Ex-China Outlicensing Agreement or Territory Outlicensing Agreement does not contain terms that would have the potential to provide Licensee a fair and reasonable return on its investment after taking into account payments made to OMT under Section 5. (f) Each Outlicensing Agreement shall contain terms no less protective of OMT (including without limitation its intellectual property rights in the Animals, Antibodies, and Products) than those set forth herein. Each Outlicensing Agreement shall refer to this Agreement and shall be subordinate to and consistent with the terms and conditions of this Agreement, and shall not limit the ability of Licensee (individually or through the activities of its Outlicensee) to fully perform all of its obligations under this Agreement or OMT’s rights under this Agreement. Licensee shall require each Outlicensee to agree in writing to be bound by all of the applicable terms and conditions of this Agreement. Licensee shall remain responsible for the performance of this Agreement and the performance of its Outlicensees under this Agreement, including without limitation the payment of all payments due, and making reports and keeping books and records, and shall cause such Outlicensee to enable Licensee to comply with the terms and conditions of this Agreement. Licensee shall remain jointly and severally liable for any uncured breach of an Outlicensing Agreement by a Outlicensee to the extent that such uncured breach would constitute a breach of this Agreement . Licensee will use good faith efforts to enforce, including without limitation through initiation and prosecution of legal action, the terms of any Outlicensing Agreement in the event the applicable Outlicensee is in breach of such Outlicensing Agreement. Each Outlicensing Agreement shall terminate immediately upon the termination of this Agreement (in whole or only with respect to the rights that are subject to such Outlicensing Agreement). Licensee will keep OMT reasonably informed of the status of any Outlicensing Agreements, and promptly after execution of the Outlicensing Agreement, Licensee shall provide a summary of such Outlicensing Agreement to OMT. ” 6 US-DOCS\102805237.1102810702.2

11. Section 4.4 of the Agreement shall be deleted in its entirety and replaced with the following: “As between the parties, and without limiting any other available remedy, OMT owns (i) the Animals and (ii) any modification, improvement, enhancement, or progeny of the Animals created in violation of Section 3.14.1(a) above or antibodies created in violation of the same Section, and (iii) any Antibodies or Products distributed outside of China in violation of Section 4.3(a) above ((ii) and (iii) collectively, “ Animal Improvements ”), and all intellectual property rights in any of the foregoing; Licensee hereby makes (and will cause its Approved Affiliates and its and their Approved Subcontractors, and any Outlicensee, as applicable, to make) all assignments necessary to accomplish the foregoing ownership with respect to any Animal Improvements and progeny. Licensee acknowledges and agrees that the Animals, together with any related biological material or substance that is replicated, synthesized or in any way derived from the Animals (including progeny), except for Antibodies, include and constitute valuable trade secrets of OMT, and OMT has used diligent efforts to maintain such items as its trade secrets and Confidential Information .” 12. Section 4.5(a) of the Agreement shall be deleted in its entirety and replaced with the following: “Each of OMT and Licensee shall notify the other promptly in writing when each learns of or reasonably suspects infringement of any Joint Right by a third party (an “Infringement ”). Licensee, or its Outlicensee, shall have the first right to enforce any Joint Right in the Territory, and control, defend and settle such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, subject to Section 4.5(c). ” 13. Section 5.1 of the Agreement shall be deleted in its entirety and replaced with the following: “Outlicensing Fees . (a) China Outlicensing Agreements . For each antigen that Licensee uses to generate and license Antibodies to a China Outlicensee, or generate Antibodies on behalf of a China Outlicensee, and for each Existing Antibody that is subject to a China Outlicensing Agreement, Licensee shall pay to OMT one million dollars ($1,000,000) [***] , within [***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. 7 US-DOCS\102805237.1102810702.2 thirty (30) days after the Antibody is delivered to and accepted by such China Outlicensee. If a China Outlicensee is also an Ex-China Outlicensee pursuant to an Ex-China Outlicensing Agreement, then the $1,000,000 [***] payment set forth in the preceding sentence with respect to a specific Antibody shall be creditable against the applicable ‘Delivery of Antibodies Production Cell-Line to the Ex-China Outlicensee’ payment subsequently payable under Section 5.1(b)(i) or (ii) for such Ex-China Outlicensing Agreement with respect to such Antibody, or, if Licensee has previously paid to OMT such ‘Delivery of Antibodies Production Cell- Line to the Ex-China Outlicensee’ payment payable under Section 5.1(b)(i) or (ii) for such Ex-China Outlicensing Agreement with respect to a specific Antibody, then Licensee shall not be required to pay to OMT the $1,000,000 [***] payment set forth in the preceding sentence with respect to such Antibody. (b) Ex-China Outlicensing Agreements . Each Ex-China Outlicensing Agreement shall provide that any milestones and royalties shall be paid to Licensee. Licensee will pay OMT the following payments per each Antibody that is subject to such Ex-China Outlicensing Agreement: (i) For each Ex-China Outlicensing Agreement* that Licensee enters into prior to entering into the third Outlicensing Agreement that is an Ex-China Outlicensing Agreement or a Territory Licensing Agreement: Execution of such Ex-China Outlicensing Agreement $1,000,000 Delivery of Antibodies Production Cell-Line to the Ex- $2,000,000* China Outlicensee * Initiation of the first Phase 2 Trial for each Antibody $2,000,000 that is subject to such Ex-China Outlicensing Agreement Acceptance of a Regulatory Approval Application for $5,000,000 each Antibody that is subject to such Ex-China Outlicensing Agreement Approval of a Regulatory Approval Application for $3,000,000 each Antibody that is subject to such Ex-China Outlicensing Agreement [***] * For clarity, the payments in the table above shall be multiplied by the number of Antibodies that are subject to such Ex-China Outlicensing Agreement. ** If the Ex-China Outlicensee is also a China Outlicensee pursuant to a China Outlicensing Agreement and Licensee has paid to OMT, as a result of entering into such China Outlicensing Agreement, the 8 US-DOCS\102805237.1102810702.2

$1,000,000 payment pursuant to the first sentence of Section 5.1(a) with respect to a specific Antibody, then such $1,000,000 payment shall be creditable against the $2,000,000 ‘Delivery of Antibodies Production Cell-Line to the Ex-China Outlicensee ’ payment payable under this Section 5.1(b)(i) for such Ex-China Outlicensing Agreement with respect to such Antibody. Additionally, if Licensee has previously entered into one or more Territory Outlicensing Agreements and has paid to OMT, for each such Territory Outlicensing Agreement, the $2,000,000 milestone payment(s) for the ‘Delivery of Antibodies Production Cell-Line to the Territory Outlicensee ’ milestone under Section 5.1(c)(i), then the $2,000,000 ‘Delivery of Antibodies Production Cell-Line to the Ex-China Outlicensee ’ payment payable under this Section 5.1(c)(i) shall be reduced to $1,000,000 for each such Territory Outlicensing Agreement entered into. [***] 9 US-DOCS\102805237.1102810702.2

(ii) For each Ex-China Outlicensing Agreement* that Licensee enters into after entering into the second Outlicensing Agreement that is an Ex-China Outlicensing Agreement or a Territory Licensing Agreement: Execution of such Ex-China Outlicensing Agreement $1,000,000 Delivery of Antibodies Production Cell-Line to the Ex- $1,000,000* China Outlicensee * Initiation of the first Phase 1 Trial for each Antibody $1,000,000 that is subject to such Ex-China Outlicensing Agreement Initiation of the first Phase 2 Trial for each Antibody $2,000,000 that is subject to such Ex-China Outlicensing Agreement Acceptance of a Regulatory Approval Application for $5,000,000 each Antibody that is subject to such Ex-China Outlicensing Agreement Approval of a Regulatory Approval Application for $3,000,000 each Antibody that is subject to such Ex-China Outlicensing Agreement [***] * For clarity, the payments in the table above shall be multiplied by the number of Antibodies that are subject to such Ex-China Outlicensing Agreement. ** If the Ex-China Outlicensee is also a China Outlicensee pursuant to a China Outlicensing Agreement and Licensee has paid to OMT, as a result of entering into such China Outlicensing Agreement, the $1,000,000 payment pursuant to the first sentence of Section 5.1(a) with respect to a specific Antibody, then such $1,000,000 payment shall be creditable against the $1,000,000 ‘Delivery of Antibodies Production Cell-Line to Ex-China Outlicensee ’ payment payable under this Section 5.1(b)(i) for such Ex-China Outlicensing Agreement with respect to such Antibody. [***] [***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. 10 US-DOCS\102805237.1102810702.2

(iii) Notwithstanding anything to the contrary in Section 5.1(b)(i) and (ii), if any Ex-China Outlicensing Agreement does not include the grant of any rights outside of Brazil, Russia, India, Korea, Indonesia, Thailand, Philippines, Malaysia, Singapore, Vietnam, Myanmar, Cambodia, Laos, and Brunei, as evidenced by a signed copy of the agreement with Licensee covering such country(ies), then the payments payable to OMT pursuant to this Section 5.1(b) with respect to such Ex- China Outlicensing Agreement shall be the amount equal to forty percent (40%) of the payments received by Licensee under such Ex-China Outlicensing Agreement [***] . (c) Territory Outlicensing Agreements . Each Territory Outlicensing Agreement shall provide that any milestones and royalties shall be paid to Licensee. Licensee will pay OMT the following payments per each Antibody that is subject to such Territory Outlicensing Agreement: (i) For each Territory Outlicensing Agreement* that Licensee enters into prior to entering into the third Outlicensing Agreement that is an Ex-China Outlicensing Agreement or a Territory Licensing Agreement: Execution of such Territory Outlicensing Agreement $1,000,000 Delivery of Antibodies Production Cell-Line to the $2,000,000 Territory Outlicensee Initiation of the first Phase 2 Trial for each Antibody $2,000,000 that is subject to such Territory Outlicensing Agreement Acceptance of a Regulatory Approval Application for $5,000,000 each Antibody that is subject to such Territory Outlicensing Agreement Approval of a Regulatory Approval Application for $3,000,000 each Antibody that is subject to such Territory Outlicensing Agreement [***] * For clarity, the payments in the table above shall be multiplied by the number of Antibodies that are subject to such Territory Outlicensing Agreement. 11 US-DOCS\102805237.1102810702.2

(ii) For each Territory Outlicensing Agreement* that Licensee enters into after entering into the second Outlicensing Agreement that is an Ex-China Outlicensing Agreement or a Territory Licensing Agreement: Execution of such Territory Outlicensing Agreement $1,000,000 Delivery of Antibodies Production Cell-Line to the $1,000,000 Territory Outlicensee Initiation of the first Phase 1 Trial for each Antibody $1,000,000 that is subject to such Territory Outlicensing Agreement Initiation of the first Phase 2 Trial for each Antibody $2,000,000 that is subject to such Territory Outlicensing Agreement Acceptance of a Regulatory Approval Application for $5,000,000 each Antibody that is subject to such Territory Outlicensing Agreement Approval of a Regulatory Approval Application for $3,000,000 each Antibody that is subject to such Territory Outlicensing Agreement [***] * For clarity, the payments in the table above shall be multiplied by the number of Antibodies that are subject to such Territory Outlicensing Agreement.” 14. Section 5.2 of the Agreement shall be deleted in its entirety and replaced with the following: “(a) For any Product that is sold by or on behalf of Licensee in China or by or on behalf of a China Outlicensee (that is including any China Plus Territory for Existing Antibodies ), Licensee shall pay to OMT a royalty of three percent (3%) [***] of all Net Sales of such Product made by or on behalf of Licensee in China or by or on behalf of such China Outlicensee during the applicable Royalty Term for such Product. (b) For any Product that is sold by or on behalf of Licensee outside of China or by or on behalf of an ex-China Outlicensee, Licensee [***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. 12 US-DOCS\102805237.1102810702.2 shall pay to OMT a royalty of: (i) three percent (3%) [***] of all worldwide Net Sales of such Product made by or on behalf of Licensee outside of China or by or on behalf of such ex-China Outlicensee that are less than or equal to $2 Billion [***] U.S. dollars in each Calendar Year, and (ii) four percent (4%) [***] of all worldwide Net Sales of such Product made by or on behalf of Licensee outside of China or by or on behalf of such ex-China Outlicensee that are greater than $2 Billion [***] U.S. dollars in each Calendar Year; in each of (i) and (ii), during the applicable Royalty Term for such Product. For purposes of this Agreement, “ Calendar Year ” means each year commencing on January 1st and ending on December 31st. (c) For any Product that is sold by or on behalf of a Territory Outlicensee, Licensee shall pay to OMT a royalty of: (i) three percent (3%) [***] of all Net Sales of such Product made by or on behalf of such Territory Outlicensee in China; and (ii) (A) three percent (3%) [***] of all worldwide Net Sales of such Product made by or on behalf of such Territory Outlicensee outside of China that are less than or equal to $2 Billion [***] U.S. dollars in each Calendar Year, and (B) four percent (4%) [***] of all worldwide Net Sales of such Product made by or on behalf of such Territory Outlicensee outside of China that are greater than $2 Billion [***] U.S. dollars in each Calendar Year; in each of (i) and (ii), during the applicable Royalty Term for such Product. (d) Within sixty (60) days after the end of each calendar quarter, Licensee shall deliver to OMT, together with the applicable royalty payment due under Sections 5.2(a) and (b), a detailed written report (in a form reasonably acceptable to OMT) on a country-by-country basis, of Net Sales for such Product for such calendar quarter (if any), including identification of each Selling Party and an itemization of all applicable Permitted Deductions taken; provided that, if Licensee has not received royalties on such sales made during such calendar quarter by any Outlicensee, Licensee shall be permitted to delay its payment obligation to OMT under this Section 5.2(d), above, solely with respect to such sales made by such Outlicensee to the date that is not later than sixty (60) days after the end of the calendar quarter in which Licensee received such royalties from such Outlicensee; provided, further, that if such payment deadline is extended by three (3) calendar quarters, then Licensee shall be obligated to pay, within sixty (60) days after the end of such third (3rd) calendar quarter, the royalties that are payable under Sections 5.2(a) and [***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. 13 US-DOCS\102805237.1102810702.2

(b) based on such sales by such Outlicensee regardless of whether Licensee has received royalties on such sales from such Outlicensee. In addition, within twenty-five (25) days after the end of each calendar quarter, Licensee will deliver to OMT a preliminary report documenting the estimated total sales of all Products during such calendar quarter. ” 15. Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following: “Indemnification of Licensee . Subject to Section 8.3 below, OMT agrees to indemnify, hold harmless and defend Licensee, its affiliates, directors, officers, licensors, employees and agents (each a “Licensee Indemnitee ”) from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses ”) payable to unaffiliated third parties, incurred by Licensee Indemnitees in connection with any and all suits, investigations, claims or demands of a third party (collectively, “Third Party Claims ”) to the extent arising from any alleged infringement or misappropriation of such third party’s intellectual property rights arising from or occurring as a result of the use by Licensee or any Outlicensee of Animals to generate Antibodies. Notwithstanding anything to the contrary herein, in no event shall OMT be obligated to indemnify Licensee Indemnitees for any Third Party Claims to the extent such Third Party Claims (i) would be subject to indemnification by Licensee pursuant to Section 8.2, or (ii) arise in connection with any modifications of the Animals, or any combination of the Animals with any other material or organism, in each case not made by OMT, or (iii) arising in connection with any use of the Animals that is not strictly in accordance with this Agreement.” 16. Section 8.2 of the Agreement shall be deleted in its entirety and replaced with the following: “Indemnification of OMT . Subject to Section 8.3 below, Licensee agrees to indemnify, hold harmless and defend OMT, its affiliates, directors, officers, licensors, employees and agents (each an “OMT Indemnitee”) from and against all Losses incurred by OMT Indemnitees in connection with any and all Third Party Claims to the extent arising from (a) the production, use, marketing, or sale of Antibodies or Products by Licensee or any Outlicensee (or either of their licensees), and (b) the use of any Animals that is not strictly in accordance with this Agreement.” 17. Section 9.4 of the Agreement shall be deleted in its entirety and replaced with the following: “Termination for IP Challenge . To the fullest extent allowed by applicable law, OMT shall have the right, upon written notice to Licensee, 14 US-DOCS\102805237.1102810702.2 to terminate in full (a) this Agreement, in the event that Licensee directly challenges in any legal or administrative proceeding the patentability, enforceability, or validity of any of OMT’s intellectual property rights covering the Animals, or (b) any Outlicensee’s Outlicensing Agreement, in the event that such Outlicensee directly challenges in any legal or administrative proceeding the patentability, enforceability, or validity of any of OMT’s intellectual property rights covering the Animals; provided that OMT shall have no right to terminate any Outlicensing Agreement under this Section 9.4 for any challenge by a Outlicensee if such challenge is dismissed within sixty (60) days of OMT’s notice to Licensee under this Section 9.4 and not thereafter continued.” 18. In the event of any discrepancies or conflicting terms between this Amendment No. 1 and the Agreement, the terms of this Amendment No. 1 shall control. 19. The Agreement and this Amendment No. 1 represent the complete and entire understanding between the Parties regarding the subject matter hereof and supersede all prior or contemporaneous negotiations, representations or agreements, either written or oral, regarding this subject matter. 20. This Amendment No. 1 and the rights and obligations of the Parties hereunder shall be governed by the laws of the State of California, without regard to the conflicts of law provisions thereof. 21. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and, together, one and the same instrument. A facsimile, PDF or any other copy of this Amendment No. 1 signed by a Party is binding upon the signing Party to the same extent as the original of the signed Amendment No. 1, and may be delivered electronically. 22. Except for the matters set forth in this Amendment No. 1, all other terms of the Agreement shall remain unchanged and in full force and effect. [Signature Page Follows ] 15 US-DOCS\102805237.1102810702.2

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

OMT, INC.		WUXI BIOLOGICS (HONG KONG) LIMITED	
By:	/s/ Matthew Korenberg	By:	/s/ Chris Chen
Name:	Matthew Korenberg	Name:	Chris Chen
Title:	CFO	Title:	Executive director and CEO

16

US-DOCS\102805237.1102810702.2

Summary report: Litéra® Change-Pro TDC 10.1.0.400 Document comparison done on 8/7/2018 11:51:08 AM Style name: L&W with Moves Intelligent Table Comparison: Active Original DMS: iw://US-DOCS/US-DOCS/102810702/1 Modified DMS: iw://US-DOCS/US-DOCS/102810702/2 Changes: Add 36 Delete 18 Move From 0 Move To 0 Table Insert 0 Table Delete 4 Table moves to 0 Table moves from 0 Embedded Graphics (Visio, ChemDraw, Images etc.) 0 Embedded Excel 0 Format changes 0 Total Changes: 58